Exhibit 99.1
Tidelands Royalty Trust “B”
News Release
TIDELANDS ROYALTY TRUST “B”
ANNOUNCES SECOND QUARTER CASH DISTRIBUTION
     DALLAS, Texas, June 20, 2008 — U.S. Trust, as Trustee of Tidelands Royalty Trust “B” (OTC BB: TIRTZ.OB), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.629882 per unit, payable on July 15, 2008, to unit holders of record on June 30, 2008. Tidelands’ distributions to unitholders are determined by royalties received up to the date the amount is declared. There is a delay of about three months between the month of production and the time of payment.
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Contact:	Ron E. Hooper
Senior Vice President
U.S. Trust, Bank of America Private Wealth Management
Toll Free — 800.985.0794